UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DRIFTWOOD VENTURES, INC.

---------------------------

Name of small business issuer in its charter)

NEVADA	1000	Applied For
State or jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Driftwood Ventures, Inc.

Steven Chan, President

707 7th Avenue, Suite 5

New Westminster, British Columbia

Canada V3M 2J2

Telephone: (250) 729-5731

Facsimile: (604) 831-2735

--------------------------------------------------------------

(Address and telephone number of principal executive offices)

Val-U-Corp Services, Inc.

1802 N Carson Street, Suite 212

Carson City, Nevada, USA 89701

Telephone:  775-887-8853

--------------------------------------------------------------

(Name, address and telephone number of agent for service)

Approximate date of

proposed sale to the public:               as soon as practicable after

                                           the effective date of this

                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415

under the Securities Act of 1933, check the following box.         | X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration

statement number of the earlier effective registration statement for the same offering.                                                 |__|

If this Form is a post-effective amendment filed pursuant to Rule

462(c) under the Securities Act, check the following box and list the

Securities Act registration statement number of the earlier effective

registration statement for the same offering.                      |__|

If this Form is a post-effective amendment filed pursuant to Rule

462(d) under the Securities Act, check the following box and list the

Securities Act registration statement number of the earlier effective

registration statement for the same offering.                      |__|

If delivery of the prospectus is expected to be made pursuant to Rule

434, check the following box.                                      |__|

CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------

TITLE OF EACH                   PROPOSED      PROPOSED

CLASS OF                        MAXIMUM       MAXIMUM

SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF

TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION

REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)

-----------------------------------------------------------------------

Common Stock    $90,700         $0.10

    $90,700     $10.68

-----------------------------------------------------------------------

(1) Based on the last sales price on December 30, 2004.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE

OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE

REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES

THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN

ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL

THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE

COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated May 11, 2005

PROSPECTUS

DRIFTWOOD VENTURES, INC.

907,000 SHARES

COMMON STOCK

----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

----------------

The purchase of the securities offered through this prospectus involves a high degree of risk.  SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 6-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The Date Of This Prospectus Is: May 11, 2005

Table Of Contents

                                                               PAGE

Summary .......................................................  6

Risk Factors ..................................................  7

  -  If we do not obtain additional financing, our business

     will fail ................................................  7

  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  8

  -  Because of the speculative nature of exploration of mining properties, there is substantial risk that our business

     will fail ................................................  8

-  We need to continue as a going concern if our business is to succeed.  Our independent auditor has raised doubt about our ability to continue as a going concern................  9

  -  Because of the inherent dangers involved in mineral

     exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  9

  -  Even if we discover commercial reserves of precious metals on the Silver Creek Property, we may not be able to

     successfully obtain commercial production ................  9

-  Because our directors own 84.4% of our outstanding stock,

   they could control and make corporate decisions that may

   be disadvantageous to other minority stockholders  ........ 9

  -  Because our president has other business interests,

     he may not be able or willing to devote a sufficient

     amount of time to our business operations, causing our

     business to fail .........................................  9

  -  If a market for our common stock does not develop,

     shareholders may be unable to sell their shares .......... 10

  -  A purchaser is purchasing penny stock which limits the

Directors, Executive Officers, Promoters and Control Persons..  16

Security Ownership of Certain Beneficial Owners and Management  17

Description of Securities ..................................... 18

Interest of Named Experts and Counsel ......................... 19

Disclosure of Commission Position of Indemnification for

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure...........................................

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration.  To date, we have not conducted any exploration on our sole mineral property asset known as the Silver Creek property, registered as the Hope mineral claim, located near the town of Hope, British Columbia.  Pursuant to a mineral property purchase and sale agreement dated December 15, 2004, we acquired a 100% interest in and to the mineral claim comprising the Silver Creek property for $7,000.  The vendor of the property was Serena Tan of Calgary, Alberta.

Our objective is to conduct mineral exploration activities on the Silver Creek property to assess whether it possesses economic reserves of gold and silver.  We have not yet identified any economic mineralization on the property.  Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on February 13, 2003 under the laws of the state of Nevada.  Our principal offices are located at 707 7th Avenue, New Westminster, British Columbia, Canada V3M 2J2. Our telephone number is (250) 729-5731.

The Offering:

Securities Being Offered     Up to 907,000 shares of common stock.

Offering Price               The selling shareholders will sell our

                             shares at $0.10 per share until our shares

                             are quoted on the OTC Bulletin Board, and

                             thereafter at prevailing market prices or

                             privately negotiated prices.  We

                             determined this offering price based upon

                             the price of the last sale of our common

                             stock to investors.

Terms of the Offering        The selling shareholders will determine

                             when and how they will sell the common

                             stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the

                             907,000 shares of common stock have been

                             sold, the shares no longer need to be

                             registered to be sold or we decide to

                             terminate the registration of the

                             shares.

Securities Issued

And to be Issued             5,807,000 shares of our common stock are

                             issued and outstanding as of the date of

                             this prospectus.  All of the common stock

                             to be sold under this prospectus will be

                             sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the

                             sale of the common stock by the selling

                             shareholders.

Summary Financial Information

December 31, 2004

Cash

    $20,138

Total Assets

    $20,138

Liabilities

    $ 4,520

Total Stockholders’ Equity

    $15,618

Statement of Loss and Deficit

From Incorporation on

February 13, 2003 to December 31, 2004

Revenue                           $     0

Net Loss and Deficit             ($ 12,882)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Silver Creek property, and therefore we will need to obtain additional financing in order to complete our business plan.  We currently do not have any operations and we have no income.  As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Silver Creek property.  While we have sufficient funds to conduct the phase one and two exploration programs on the property with an estimated budget of $5,000 each, we will require additional financing in order to determine whether the property contains economic mineralization and to cover our anticipated administrative costs.  We will also require additional financing if the costs of the exploration of the Silver Creek property are greater than anticipated.  Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for gold and silver, as well as investor acceptance of our property and general market conditions.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.  The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Silver Creek property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Silver Creek property. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on February 13, 2003 and to date have been involved primarily in organizational activities and the acquisition of our mineral property.  We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from development of the Silver Creek property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky.  The likelihood of our mineral claims containing economic mineralization or reserves is extremely remote.  Exploration for minerals is a speculative venture necessarily involving substantial risk.   In all probability, the Silver Creek property does not contain any reserves and funds that we spend on exploration will be lost.  As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.  OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Dale Matheson Carr-Hilton LaBonte’s report to our audited financial statements for the period ended December 31, 2004 indicates that since we have incurred losses since our inception and that we require additional funds to meet our obligations and fund the costs of our operations, there is substantial doubt about our ability to continue as a going concern.  Our ability to continue as a going concern depends upon our ability to generate profitable operations and obtain the necessary financing to meet our obligations and repay our liabilities.  If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE SILVER CREEK PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Silver Creek property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold and/or silver of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production.  We may not be able to obtain such financing.

BECAUSE OUR DIRECTORS OWN 84.4% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors, Steven Chan and Keith Smith own approximately 84.4% of the outstanding shares of our common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Steven Chan spends approximately 20% of his business time providing his services to us.  While Mr. Chan presently possesses adequate time to attend to our interests, it is possible that the demands on him from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part.  Our shares may never trade on the bulletin board.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the “Plan of Distribution” section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Securityholders

The selling securityholders named in this prospectus are offering all of the 907,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.    750,000 shares of our common stock that the selling

      shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on December 3, 2004; and

2.    157,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was

      completed on December 30, 2004.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;

  2.  the total number of shares that are to be offered for each;

  3.  the total number of shares that will be owned by each upon completion of the offering; and

  4.  the percentage owned by each upon completion of the offering.

  Total Number

  Of Shares To     Total Shares  Percent

  Be Offered For   Owned Upon    Owned Upon

Name Of

   Shares Owned

  Selling

  Completion    Completion

Selling

   Prior To This

  Shareholders

  Of This       Of This

Stockholder

   Offering

  Account

  Offering      Offering

-------------------------------------------------------------------------------

Adam Dore

2000 Island Hwy, Ste 125

Gabriola Island, BC

V95 5W3

40,000

40,000

Nil         Nil

Ed Gisler

182 Decourcy Drive

Gabriola Island, BC

V0R 1X1

50,000

50,000

Nil         Nil

Robert Moffett

4088 Wellesley Avenue

Nanaimo, BC

V9T 6M2

60,000

60,000

Nil         Nil

                                       Total Number

  Of Shares To     Total Shares  Percent

  Be Offered For   Owned Upon    Owned Upon

Name Of

   Shares Owned

  Selling

  Completion    Completion

Selling

   Prior To This

  Shareholders

  Of This       Of This

Stockholder

   Offering

  Account

  Offering      Offering

-------------------------------------------------------------------------------

Susan Dawson

7542 1st Street

Burnaby, BC

V3N 3T2

40,000

40,000

Nil         Nil

Zennon Woloszczak

1495 Wild Cherry Terrace

Gabriola Island, BC

V0R 1X5

40,000

40,000

Nil         Nil

Winch Chung

4785 47A Avenue

Delta, BC

V4K 1T2

40,000

40,000

Nil         Nil

Robert Marshall

1601 Barclay St, Ste 803

Vancouver, BC

V6G 1J9

40,000

40,000

Nil         Nil

Vic Brothers

7762 Edmonds Street

Burnaby, BC

V3N 1B8

60,000

60,000

Nil         Nil

Dieter Lange

2239 Trafalgar Street

Vancouver, BC

V6K 3S8

60,000

60,000

Nil         Nil

Bob Dahling

612 6th Street, Suite 1705

New Westminster, BC

V3L 5V2

60,000

60,000

Nil         Nil

Norman Guerin

7916 North Wind Drive

Lantzville, BC

V0R 2H0

60,000

60,000

Nil         Nil

Thomas Fung

39 View Street

Nanaimo, BC

V9R 4N3

60,000

60,000

Nil         Nil

Heather Atford

120 N. Finholm Street

Parksville, BC

V9P 1J5

40,000

40,000

Nil         Nil

Richard Cox

935 Sveinson Drive

Gabriola Island, BC

V0R 1X2

50,000

50,000

Nil         Nil

                                       Total Number

  Of Shares To     Total Shares  Percent

  Be Offered For   Owned Upon    Owned Upon

Name Of

   Shares Owned

  Selling

  Completion    Completion

Selling

   Prior To This

  Shareholders

  Of This       Of This

Stockholder

   Offering

  Account

  Offering      Offering

-------------------------------------------------------------------------------

Sasha Snow

207B 4th Street

Nanaimo, BC

V9R 1T3

50,000

50,000

Nil         Nil

Kenyon Hearl

3362 Wavecrest Drive

Nanaimo, BC

V9T 4W5

10,000

10,000

Nil         Nil

Louise Moffett

626 Haliburton Street

Nanaimo, BC

V9R 4W5

10,000

10,000

Nil         Nil

Jeff Rosser

515 Davis Road

Ladysmith, BC

V9G 1W3

10,000

10,000

Nil         Nil

Daniel Nickel

1348 Barclay Street

Vancouver, BC

V6E 1H7

10,000

10,000

Nil         Nil

Randy Lovell

5748 Newton Wynd

Vancouver, BC

V5T 1H5

10,000

10,000

Nil         Nil

Ted Hayes

1067 East 14th Avenue

Vancouver, BC

V5T 2P1

12,000

12,000

Nil         Nil

Ray Anderson

174 Decourcy Drive

Gabriola Island, BC

V0R 1K1

8,000

8,000

Nil         Nil

John Essex

444 Bruce Avenue

Nanaimo, BC

V9R 1T3

10,000

10,000

Nil         Nil

Janson Morgan

75 Newcastle Avenue

Nanaimo, BC

V9R 4H6

12,000

12,000

Nil         Nil

Jane Robins

90 McConvey Road

Gabriola Island, BC

V0R 1X1

12,000

12,000

Nil         Nil

                                       Total Number

  Of Shares To     Total Shares  Percent

  Be Offered For   Owned Upon    Owned Upon

Name Of

   Shares Owned

  Selling

  Completion    Completion

Selling

   Prior To This

  Shareholders

  Of This       Of This

Stockholder

   Offering

  Account

  Offering      Offering

-------------------------------------------------------------------------------

Rene Douglas

44 13th Avenue

Vancouver, BC

V5T 4K7

10,000

10,000

Nil         Nil

Crystal Olson

1295 Richards Street

Vancouver, BC

V6B 1B2

10,000

10,000

Nil         Nil

Christina Wolchuk

275 Alexander Street

Vancouver, BC

V6A 1B2

12,000

12,000

Nil         Nil

Cheryl Chung

501 Pacific Avenue

Vancouver, BC

V6A 2T6

12,000

12,000

Nil         Nil

Jasmine Grant

717 West 17th Avenue

Vancouver, BC

V5P 4H3

9,000

9,000

Nil         Nil

Each of the above stockholders beneficially owns and has sole voting and investment over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 5,807,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1)  has had a material relationship with us other than as a shareholder at any time within the past three years;

    (2)  has ever been one of our officers or directors; or

    (3)  is a broker-dealer or affiliate of a broker dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.  The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock.  These are estimated to be $11,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1.  Not engage in any stabilization activities in connection with our common stock;

  2.  Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3.  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission,

which:

  *  contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

  *  contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

  *  contains a brief, clear, narrative description of a dealer market,

     including "bid" and "ask"  prices for penny stocks and the significance of the spread between the bid and ask price;

*  contains a toll-free telephone number for inquiries on

disciplinary actions;

*  defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

*  contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;

  *  details of the compensation of the broker-dealer and its salesperson in the transaction;

  *  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

  *  monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 N Carson Street, Suite 212

Carson City, Nevada, USA 89701.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director        Age

Steven Chan             39

Keith Smith             54

Executive Officers:

Name of Officer              Age          Office

---------------------        -----        -------

Steven Chan

39         President, Chief

                                         Executive Officer,

                                         and Secretary

Keith Smith

54         Treasurer, Principal

                                         Accounting Officer and

                                         Principal Financial Officer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Steven Chan has acted as our president, chief executive officer, secretary and a director since our incorporation on February 13, 2003.  Since April 2001, Mr. Chan has acted as vice-president of Cambridge House International Inc., a private Vancouver based corporation that sponsors and organizes industry seminars.  From May 2001 to June 2002, Mr. Chan was employed as a sales representative with Telus Corp., a New Westminster, British Columbia based telephone company.

Mr. Chan does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Chan intends to devote approximately 20% of his business time to our affairs.

Mr. Keith Smith has acted as our treasurer and a director since February 13, 2003.   Mr. Smith has been a general manager and shareholder of Light Speed Communications, a Burnaby, British Columbia based internet service provider since 1995.

Mr. Smith does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Smith intends to devote approximately 15% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

                                                Amount of

Title of      Name and address                  beneficial     Percent

Class         of beneficial owner               ownership      of class

Common         Steven Chan

3,400,000      58.55%

Stock          President, Chief

               Executive Officer,

               Secretary

               and Director

               707 7th Avenue, Suite 5

               New Westminster, BC V3M 2J2

Common         Keith Smith                      1,500,000      25.83%

Stock          Treasurer and Director

               7739 19th Avenue

               Burnaby, BC 3N 1E8

Common         All officers and directors       4,900,000      84.38%

Stock          as a group that consists of

               two people

The percent of class is based on 5,807,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of May 11, 2005, there were 5,807,000 shares of our common stock issued and outstanding held by 32 stockholders of record.  Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant.  Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Dale Matheson Carr Hilton LaBonte, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position.  The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on February 13, 2003 under the laws of the state of Nevada.  On that date, Steven Chan and Keith Smith were appointed as our directors.  As well, Mr. Chan was appointed as our president, chief executive officer and secretary and Mr. Smith was appointed as our treasurer.

Description Of Business

In General

We intend to commence operations as an exploration stage company.  We will be engaged in the acquisition and exploration of mineral properties.

We own a 100% undivided right, title and interest in and to the mineral property known as the Silver Creek property, which is comprised of the Hope mineral claim.  There is no assurance that a commercially viable mineral deposit exists on the property.  Further exploration will be required before a final evaluation as to the economic feasibility of the claim is determined.

Our plan of operation is to conduct exploration work on the Silver Creek property in order to ascertain whether it possesses economic quantities of gold or silver.  There can be no assurance that economic mineral deposits or reserves exist on the Silver Creek property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Silver Creek property and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Mineral property exploration is typically conducted in phases.  Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration.  We have not yet commenced the initial phase of exploration on the Silver Creek property.  Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program.  Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results, as well as our president Steven Chan, who is a professional engineer.

Description, Location and Access

The Silver Creek property is located southwest of the town of Hope, British Columbia.  The property is accessible by a well maintained paved road on the north side of the property from the town of Hope.

Topography of the area is rugged, rising from the Silver Creek River at under 200 meters to the top of area ranges over 1,500 meters.  The valleys are steep sided coastal alpine mountain type with typical rain forest vegetation of the coastal ranges of British Columbia.  There is a mix of cedar, hemlock and spruce trees on the property, with alder, willow and cottonwood on old roads and poorly drained areas.  Undergrowth brush is typical with salal, devil’s club and assorted berry bushes.  Climate is also typical of the lower mainland area and is such that the lower and middle elevations of the property will be workable year round with little difficulty.  Higher ground may require snow machines or similar track mounted vehicles.

Mineral Property Purchase and Sale Agreement

On December 15, 2004, we entered into an agreement with Serena Tan of Calgary, Alberta, whereby she sold a 100% interest in and to the Silver Creek property for $7,000.

The Silver Creek property consists of one mineral claim under tenure number 411682.  The claim is in good standing until June 24, 2005.  This means that we must complete at least $100 in exploration work on the claim by that date in order to extend the claim expiry date by one year, to June 24, 2006.  In each subsequent year, we are obligated to spend at least $200 on claim exploration in order to extend the good standing date by an additional year.

Infrastructure and Condition of the Property

The Silver Creek property is free of mineral workings.  There is no equipment or other infrastructure facilities located on the property.  There is no power source located on the property.  We will need to use portable generators if we require a power source for exploration of the Silver Creek property.

Mineralization

The geology of the area of the Silver Creek property is based on preliminary identification of some surface rock that was completed by the Canadian government.  Intrusive units were identified on the property, which related to the mineralization in the surrounding areas.

An intrusive unit is a body of rock that has been forced into or between other rocks due to sub-surface volcanic activity.  Significant mineralization may be found in areas where intrusions have occurred.

Sulphide mineralization, compounds containing sulphur and one additional element, is ubiquitous on the property.  Precious metal mineralization on the property is in the form of chalcopyrite and pyrite with arsenopyrite reported as the main gold rich mineral and tetrahedrite as the silver rich mineral.  Chalcopyrite is a yellow rock consisting of copper, iron and sulphur, while pyrite is a combination of iron and sulphur, more commonly known as fool’s gold.  Arsenopyrite, a combination of iron, sulphur and arsenic, is often associated with gold mineralization, while tetrahedrite, a combination of copper, sulphur and arsenic, is often associated with silver mineralization.

Exploration History

Almost no exploration work has been conducted on the Silver Creek property.  The area was subject to an airborne magnetic survey conducted by the Geological Survey of Canada in 1972.  Such a survey uses technical equipment mounted in an aircraft to measure changes in the magnetic field over property areas.  Magnetic anomalies may be a result of accumulations of certain magnetic rocks such as phrrhotite, hematite and magnetite.  These rock types are often found alongside precious metals such as gold and silver.  This survey resulted in the discovery of a distinct magnetic anomaly over an area that includes the Silver Creek property.

Geological Assessment Report: Silver Creek Property

We commissioned Mr. Glen Macdonald to prepare a geological report on the Silver Creek property.  Mr. Macdonald holds bachelor degrees in economics and geology from the University of British Columbia and has practiced his profession as a geologist for over 28 years.  He is a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta and of the Association of Professional Engineers and Geoscientists of the Province of British Columbia.  The report summarizes the results of prior exploration and makes recommendations for further exploration.

Conclusions

In his report, Mr. Macdonald concludes that the Silver Creek property has the potential to host significant amounts of mineralization and that further exploration of the property is warranted.

Mr. Macdonald recommends a two phase exploration program to complete an initial evaluation of the property and to select drill targets.

The first phase of exploration will consist of detailed geological mapping and sampling.  Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work.

Sampling involves the gathering of rock and soil from property areas with the most potential to host economically significant mineralization.  All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

The recommended phase two program will entail follow-up sampling in areas where significant mineralization was encountered in the first phase.

Proposed Budget

Approximate costs for the recommended two phase program are as follows:

Phase One:

1. Senior Geologist                                     $ 2,000

2. Geological technician                                $ 1,000

3. Equipment rental                                     $   340

4. Fuel, food, field supplies                           $   660

5. Assays                                               $   300

6. Report                                               $   500

7. Filing fees                                          $   200

                                                        -------

Total Phase I Costs:                                    $ 5,000

Phase Two:

1. Follow-up sampling                                   $ 3,000

2. Assays                                               $ 1,500

3. Contingency                                          $   500

                                                        -------

Total Phase II Costs:                                   $ 5,000

Grand Total Exploration Costs:                          $10,000

                                                        =======

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken.  The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater.  Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-

Water discharge will have to meet water standards;

-

Dust generation will have to be minimal or otherwise re-mediated;

-

Dumping of material on the surface will have to be re-contoured and re-vegetated;

-

An assessment of all material to be left on the surface will need to be environmentally benign;

-

Ground water will have to be monitored for any potential contaminants;

-

The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

-

There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.  We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at

http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Our  plan  of  operation  for  the  twelve  months  following  the  date of this prospectus is to complete the recommended phase one and two exploration programs on the Silver Creek property.  We anticipate that the cost of these programs will be approximately $10,000.  We anticipate commencing the phase one program in June of 2005 and completing it within one month of commencement.  We anticipate commencing the phase two program in the fall of 2005 and completing it within one month of commencement.  We have not retained a geologist to conduct this exploration work.

In the next 12 months, we also anticipate spending an additional $15,000 on professional fees and administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $25,000.  We have the cash on hand necessary to pay for almost all of these expenses.

We will require additional funding in order to cover all of our anticipated administrative expenses and to proceed with additional recommended exploration work on the property.  We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock.  However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program.  We believe that debt financing will not be an alternative for funding the complete exploration program.  We do not have any arrangements in place for any future equity financing.

Results Of Operations For The Period From Inception Through December 31 2004

We have not earned any revenues from our incorporation on February 13, 2003 to December 31, 2004.  We do not anticipate earning revenues unless we enter into commercial production on the Silver Creek property, which is doubtful.  We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $12,882 for the period from our inception on February 13, 2003 to December 31, 2004.  These operating expenses were comprised of mineral property costs of $7,000, professional fees of $4,000, donated services and rent of $1,400, organization costs of $420 and office and sundry costs of $62.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We own a 100% undivided right, title and interest in and to one mineral claim comprising the Silver Creek property.  These property rights only relate to the exploration and extraction of minerals from the claim.  We do not hold any real property interest.

We do not own or lease any property other than the Silver Creek property.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;

  *  Any person proposed as a nominee for election as a director;

  *  Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

  *  Our sole promoter, Steven Chan; or

  *  Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 32 registered shareholders.

Rule 144 Shares

A total of 4,900,000 shares of our common stock are available for resale to the public after November 12, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 58,070 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on

   Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 4,900,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.  we would not be able to pay our debts as they become due in the usual course of business; or

2.  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on February 13, 2003 to December 31, 2004 and the subsequent period to the date of this prospectus.

Annual Compensation

                                Other Restricted Options/ LTIP Other

                                        Stock    SARs  payouts Comp

Name    Title  Year Salary Bonus Comp. Awarded    (#)     ($)

_______________________________________________________________________

Steven  Pres.  2005   $0     0      0     0        0       0     0

Chan    CEO,   2004   $0     0      0     0        0       0     0

        Sec.

        & Dir

Keith   Treas. 2005   $0     0      0     0        0       0     0

Smith   & Dir. 2004   $0     0      0     0        0       0     0

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Chan or Mr. Smith. We do not pay them any amount for acting as directors.

Financial Statements

Index to Financial Statements:

1. Auditors' Report;

2. Audited financial statements for the period ending December 31 2004, including:

  a. Report of Independent Registered Public Accounting Firm;

  b. Balance Sheet;

  c. Statement of Operations;

  d. Statement of Cash Flows;

  e. Statement of Stockholders' Equity; and

  f. Notes to the Financial Statements

DRIFTWOOD VENTURES, INC.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

DECEMBER 31, 2004, and 2003

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED BALANCE SHEETS

CONSOLIDATED STATEMENTS OF OPERATIONS

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Driftwood Ventures Inc.

We have audited the balance sheets of Driftwood Ventures Inc. ( an exploration stage company) as at December 31, 2004 and December 31, 2003 and the statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2004, the period from inception on February 13, 2003 to December 31, 2003 and the period from inception on February 13, 2003 to December 31, 2004.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2004 and December 31, 2003 and the statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2004, the period from inception on February 13, 2003 to December 31, 2003 and the period from inception on February 13, 2003 to December 31, 2004.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, to date the Company has reported losses since inception from operations and requires additional funds to meet its obligations and fund the costs of its operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in this regard are described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“Dale Matheson Carr-Hilton LaBonte”

CHARTERED ACCOUNTANTS

Vancouver, B.C.

March 21, 2005

DRIFTWOOD VENTURES, INC.

(An Exploration Stage Company)

BALANCE SHEETS

December 31, 2004, and 2003

	2004	2003
ASSETS

Current
Cash and cash equivalents	$20,138	$-

LIABILITIES

Current
Accounts payable and accrued liabilities	$4,420	$420
Advances from related party (Note 3)	100	-
	4,520	420

STOCKHOLDERS’ EQUITY

Common Stock (Note 4)
Authorized:
75,000,000 common shares with a par value of $0.001

Issued and Outstanding:
5,807,000 common shares (2003: Nil)	5,807	-
Additional paid-in capital	22,293	-
Share subscription receivable	(1,000)
Donated capital (Note 3)	1,400	-
Deficit Accumulated During The Exploration Stage	(12,882)	(420)
	15,618	(420)

	$20,138	$-

Nature And Continuance Of Operations (Note 1)

The accompanying notes are an integral part of these financial statements

DRIFTWOOD VENTURES, INC.

(An Exploration Stage Company)

STATEMENTS OF OPERATIONS

		Period from	Period from
	Year ended	February 13, 2003 (Inception) to	February 13, 2003 (Inception) to
	December 31, 2004	December 31, 2003	December 31, 2004

Revenue	$-	$-	$-

Expenses
Donated services and rent (Note 3)	1,400	-	1,400
Mineral property costs (Note 5)	7,000	-	7,000
Organizational costs	-	420	420
Office and sundry	62	-	62
Professional fees	4,000	-	4,000

Net Loss For The Year	$12,462	$420	$12,882

Basic And Diluted Loss Per Share	$(0.02)	$(0.00)

Weighted Average Number Of Shares Outstanding	533,247	-

The accompanying notes are an integral part of these financial statements

DRIFTWOOD VENTURES, INC.

(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS

			Period from	Period from
		Year ended	February 13, 2003 (Inception) to	February 13, 2003 (Inception) to
		December 31, 2004	December 31, 2003	December 31, 2004

Cash Flows From Operating Activities
Net loss for the year		$(12,462)	$(420)	$(12,882)
Adjustment to reconcile net loss to net cash used in operating activities
Donated management services and rent	3,000	1,400	-	1,400
Change in non-cash working capital balance related to operations:
Accounts payable and accrued liabilities		4,000	420	4,420
		(7,062)	-	(7,062)

Cash Flows From Financing Activities
Capital stock issued		27,100	-	27,100
Advances from related party		100	-	100
		27,200	-	27,200

Increase In Cash During The Year		20,138	-	20,138

Cash, Beginning Of Year		-	-	-

Cash, End Of Year		$20,138	$-	$20,138

Supplementary Cash Flow Information
Cash paid for:
Interest		$-	$-	$-
Income taxes		$-	$-	$-

The accompanying notes are an integral part of these financial statements

DRIFTWOOD VENTURES, INC.

(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

PERIOD FROM FEBRUARY 13, 2003 (INCEPTION) TO DECEMBER 31, 2004

	Common shares
	Number	Par Value	Additional Paid-in Capital	Common Shares Subscription Receivable	Donated Capital	Deficit Accumulated During the Exploration Stage	Total
Balance, February 13, 2003 (Date of Inception)	-	-	$ -	$ -	$ -	$ -	$ -
Net loss for the period	-	-	-	-	-	(420)	(420)
Balance, December 31, 2003	-	-	-	-	-	(420)	(420)

Shares issued for cash
– November, 2004 at $0.001	4,900,000	4,900	-	-	-	-	4,900
– December, 2004 at $0.01	750,000	750	6,750	-	-	-	7,500
– December, 2004 at $0.10	157,000	157	15,543	-	-	-	15,700
Shares subscription receivable	-	-	-	(1,000)	-	-	(1,000)
Donated management services and rent	-	-	-	-	1,400	-	1,400
Net loss for the year	-	-	-	-	-	(12,462)	(12,462)
Balance, December 31, 2004	5,807,000	$ 5,807	$ 22,293	(1,000)	$ 1,400	$ (12,882)	$ 15,618

The accompanying notes are an integral part of these financial statements

DRIFTWOOD VENTURES, INC.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, and 2003

1.

NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated in the State of Nevada on February 13, 2003. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7. During the year ended December 31, 2004, the Company acquired a mineral property located in the New Westminster Mining Division, British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

Going Concern

These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $12,882 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management has plans to seek additional capital through a private placement of its common stock.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are expressed in U.S. dollars.  The Company’s fiscal year end is December 31.

b)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

DRIFTWOOD VENTURES, INC.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, and 2003

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

c)

Mineral Property Costs

The Company has been in the exploration stage since its formation on February 13, 2003 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

d)

Use of Estimates and Assumptions

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e)

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar and its reporting currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation are included in comprehensive income, as a separate component of stock holders’ equity. Foreign currency transaction gain or losses are included in net loss. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

f)

Financial Instruments

The carrying value of cash, accounts payable and accrued liabilities, and due to related parties approximates their fair value because of the short maturity of these instruments. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to market risks from changes in foreign currency rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

DRIFTWOOD VENTURES, INC.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, and 2003

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

g)

Environmental Costs

Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to a plan of action based on the then known facts.

h)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

i)

Basic and Diluted Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement.  Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period.  Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method.  In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excludes all potentially dilutive shares if their effect is anti dilutive.

DRIFTWOOD VENTURES, INC.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, and 2003

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

j)

Stock Based Compensation

In December 2002, the Financial Accounting Standards Board (“FASB”) issued Financial Accounting Standard No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure” (“SFAS No. 148”), an amendment of Financial Accounting Standard No. 123 “Accounting for Stock-Based Compensation” (“SFAS No. 123”).  The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information.  The disclosure provisions of SFAS No. 148 were effective for the Company for the period ended December 31, 2003.

The Company has elected to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, (“APB No. 25”) and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company’s stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.

Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company’s stock and the amount an employee must pay to acquire the stock.  Compensation expense is recognized immediately for past services and rateably for future services over the option vesting period.

k)

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2004, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

DRIFTWOOD VENTURES, INC.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, and 2003

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

l)

In March 2004, the FASB issued EITF No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments ("EITF 03-1"). The objective of EITF 03-1 is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. In October 2004, the FASB delayed the recognition and measurement provisions of EITF 03-1 until implementation guidance is issued. The disclosure requirements are effective for annual periods ending after June 15, 2004, and remain in effect. Management believes that the adoption of EITF 03-1 will not have a material impact on the Company’s financial condition or results of operations.

m)

In November 2004, the FASB issued SFAS No. 151, Inventory Costs (“SFAS 151”). SFAS 151 requires issuers to treat idle facility expense, freight, handling costs, and wasted material (spoilage) as current-period charges regardless of whether such charges are considered abnormal. In addition, SFAS 151 requires the allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS 151 will be effective for all inventory costs incurred in fiscal years beginning after June 15, 2005. Management believes the adoption of this standard will not have a material impact on the Company's financial position or results of operations.

n)

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment ("SFAS 123(R)"), which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award. SFAS 123(R) is effective for all interim periods beginning after December 15, 2005. Management is currently evaluating the impact of this standard on the Company’s financial condition and results of operations. The Company has not granted any stock options to date and accordingly has not provided information herein related to the pro forma effects on the Company’s reported net loss and net loss per share of applying the fair value recognition provisions of the previous SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

o)

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (“SFAS 153”) SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 will be effective for fiscal periods beginning after June 15, 2005.

Management does not believe that the adoption of this standard will have a material impact on the Company’s financial condition or results of operations.

DRIFTWOOD VENTURES, INC.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, and 2003

3.

ADVANCES FROM RELATED PARTY

A director of the Company provided a loan of $100 to the Company 2004.  The amount is unsecured, non-interest bearing and has no specified terms of repayment.

The President of the Company provides management services and office premises to the Company at no charge. The services are valued at $500 per month and the office premises are valued at $200 per month. During the year ended December 31, 2004 donated services of $1,000 and donated rent expense of $400 were charged to operations.

4.

COMMON STOCK

The total number of authorized common stock that may be issued by the Company is 75,000,000 shares of stock with a par value of $0.001 per share.

During the year ended December 31, 2004 the Company issued 5,807,000 shares for total cash proceeds of $28,100. Subsequent to the year end the Company received $1,000 subscription receivable, which was outstanding at December 31, 2004

At December 31, 2004, there were no outstanding stock options or warrants.

5.  MINERAL PROPERTY

Pursuant to a mineral property purchase agreement (the “Agreement”) dated December 15, 2004, the Company acquired a 100% undivided right, title and interest in the Hope mineral claim located in the New Westminster Mining Division, British Columbia, Canada for $7,000 cash.

6.

INCOME TAXES

The components of the net deferred tax asset at December 31, 2004, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

Net operating loss	$12,882
Statutory tax rate	15%
Effective tax rate	-
Deferred tax asset	$1,932
Valuation allowance	$(1,932)

Net deferred tax asset	$-

Changes In And Disagreements With Accountants on

Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper

      personal profit; and

(4)

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by

      law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)

such indemnification is required to be made pursuant to the

      bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

Securities and Exchange Commission registration fee         $     10.68

Transfer Agent Fees                                         $  1,000.00

Accounting fees and expenses                                $  6,000.00

Legal fees and expenses                                     $  3,000.00

Edgar filing fees

                              $  1,500.00

                                                            -----------

Total

 $11,500.00

                                                            ===========

                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

We completed an offering of 4,900,000 shares of our common stock at a price of $0.001 per share to a total of two purchasers on November 12, 2004.  The total amount received from this offering was $4,900.  As part of this offering, we issued 3,400,000 shares of our common stock to Mr. Steven Chan and 1,500,000 shares to Mr. Keith Smith.  Mr. Chan is our president, chief executive officer, secretary and a director.  Mr. Smith is our treasurer and a director.

These shares were issued pursuant to Regulation S of the Securities Act.  Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 750,000 shares of our common stock at a price of $0.01 per share to a total of fifteen purchasers on November 26, 2004.   The total amount received from this offering was $7,500.  We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

          Name of Shareholder              Number of Shares

          -----------------------          ----------------

Adam Dore

40,000

Ed Gisler

50,000

Robert Moffett

60,000

Susan Dawson

40,000

Zennon Woloszczak

40,000

Winch Chung

40,000

Robert Marshall

40,000

Vic Brothers

60,000

Dieter Lange

60,000

Bob Dahling

60,000

Norman Guerin

60,000

Thomas Fung

60,000

Heather Atford

40,000

Richard Cox

50,000

Sasha Snow

50,000

We completed an offering of 157,000 shares of our common stock at a price of $0.10 per share to a total of ten shareholders on December 30, 2004.  The total amount received from this offering was $15,700.  We completed this offering pursuant to Regulation S of the Securities Act.  The purchasers were as follows:

          Name of Shareholder              Number of Shares

          -----------------------          ----------------

Kenyon Hearl

10,000

Louise Moffett

10,000

Jeff Rosser

10,000

Daniel Nickel

10,000

Randy Lovell

10,000

Ted Hayes

12,000

Ray Anderson

 8,000

John Essex

10,000

Janson Morgan

12,000

Jane Robins

12,000

Rene Douglas

10,000

Crystal Olson

10,000

Christina Wolchuk

12,000

Cheryl Chung

12,000

Jasmine Grant

 9,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit

Number    Description

  3.1     Articles of Incorporation

  3.2     Bylaws

5.1     Legal opinion to be provided prior to effective date

 10.1     Mineral Property Purchase Agreement dated December 15, 2004

 23.1     Consent of Dale Matheson Carr Hilton LaBonte, Chartered

          Accountants

The undersigned registrant hereby undertakes:

1.     To file, during any period in which it offers or sells

       securities, a post-effective amendment to this registration statement to:

      (a)  include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b)  reflect in the prospectus any facts or events which,

           individually or together, represent a fundamental

           change in the information set forth in this registration

           statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total

           dollar value of securities offered would not exceed that

           which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the

           volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the

           “Calculation of Registration Fee” table in the effective

           registration Statement; and

      (c)  include any additional or changed material information on the plan of distribution.

2.     That, for the purpose of determining any liability under the

       Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the

       securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide

       offering thereof.

3.     To remove from registration by means of a post-effective

       amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the

Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise,

we have been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on May 11, 2005.

Driftwood Ventures, Inc.

By:/s/ Steven Chan

                              ------------------------------

                              Steven Chan

                              President, Chief Executive Officer,

                              Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE               CAPACITY IN WHICH SIGNED

  DATE

/s/ Steven Chan

President, Chief Executive

May 11, 2005

----------------------- Officer, Secretary and

Steven Chan

Director

/s/ Keith Smith         Treasurer, Principal          May 11, 2005

----------------------- Accounting Officer, Principal

Keith Smith             Financial Officer and Director